UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2016

Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in its Current Reports on Form 8-K filed with the SEC on November 23, 2015, December 28, 2015 and April 6, 2016, Diebold, Incorporated (the “Company”) entered into a revolving and term loan credit agreement (as amended, the “Credit Agreement”), dated as of November 23, 2015, among the Company and certain of the Company’s subsidiaries, as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein. On May 6, 2016 (the “Effective Date”), the Company entered into the Second Amendment to the Credit Agreement among the Company, certain of the Company’s subsidiaries, the lenders identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to which the Credit Agreement was amended to, among other things, (i) allow the Term Loan B facility to consist of a $1,000,000,000 USD-denominated tranche that will bear interest at LIBOR, subject to a 0.75% floor, plus an applicable margin of 4.50%, (or, at the Company’s option, prime rate, subject to a 1.75% floor, plus an applicable margin of 3.50%) and a €350,000,000 euro-denominated tranche that will bear interest at EURIBOR, subject to a 0.75% floor, plus an applicable margin of 4.25%, as previously disclosed, (ii) add certain technical provisions with respect to the impact of European Union bail-in banking legislation on liabilities of certain non-U.S. financial institutions, (iii) extend the repricing premium of 1.00% in relation to the Term Loan B Facility from six (6) months to twelve (12) months and (iv) remove the most favored nation (“MFN”) sunset applicable to any incremental Term B facility. On May 6, 2016, the Company borrowed fully the amounts available under the USD-denominated tranche and the euro-denominated tranche provided by the Term Loan B Facility, which borrowings were funded into escrow and will be used to fund a portion of the purchase price of the Company’s previously announced potential acquisition of Wincor Nixdorf Aktiengesellschaft (“Wincor Nixdorf”).

The Credit Agreement continues to be guaranteed by certain of the Company’s domestic subsidiaries. Borrowings under the Credit Agreement will bear interest at, based on the Company’s election, the prime rate or LIBOR (subject to specified floors) plus an applicable margin, determined by reference to the Company’s total net leverage ratio.

The Credit Agreement contains affirmative and negative covenants usual and customary for facilities and transaction of this type including, but not limited to: delivery of financial information; use of proceeds; delivery of notices of default; conduct of business (including maintenance of existence and rights); taxes; insurance; compliance with laws; properties and inspection; collateral matters and further assurances; maintenance of ratings; guaranties; limitations on mergers, consolidations and fundamental changes; limitations on sales of assets; limitations on investments and acquisitions; limitations on liens; limitations on transactions with affiliates; limitations on indebtedness; limitations on negative pledge clauses; limitations on restrictions on subsidiary distributions; limitations on hedge agreements; limitations on receivables indebtedness; limitations on restricted payments; limitations on certain payments of indebtedness; limitations on amendments to organizational documents; “MFN” requirements regarding certain additional covenants; and covenants regarding the Company’s tender offer for the outstanding shares of and proposed business combination with Wincor Nixdorf.

In addition, the Credit Agreement includes a maximum consolidated net leverage ratio and a minimum consolidated interest coverage ratio. The Credit Agreement also contains certain events of default regarding: inaccuracy of representations and warranties, certificates or other written information in any material respect; nonpayment of principal, interest, fees or other amounts; breach of covenants; cross payment default and cross default to indebtedness or net hedging obligations in excess of $50 million; voluntary and involuntary bankruptcy or insolvency proceedings; condemnation reasonably likely to have a material adverse effect; unpaid material judgments; certain pension and benefit events; certain environmental events reasonably expected to have a material adverse effect; change of control; and actual or asserted invalidity of the facilities documentation, guarantees or security documentation or, after effectiveness thereof, a domination agreement with respect to Wincor Nixdorf, and failure (after the grant thereof) to maintain a perfected first priority security interest on a material portion of the collateral, in each case with grace periods, thresholds, qualifications and exceptions detailed in the Credit Agreement.

The foregoing description of the Credit Agreement as amended by the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received, and may in the future receive, compensation.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment, dated as of May 6, 2016, by and among Diebold, Incorporated and the subsidiary borrowers party thereto, as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

Important Information for Investors and Shareholders Relating to the Acquisition of Wincor Nixdorf

In connection with the proposed acquisition of Wincor Nixdorf, Diebold has made an offer for all ordinary shares of Wincor Nixdorf (the “tender offer”) and filed a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on February 5, 2016, that includes a prospectus of Diebold to be used in connection with the tender offer. In addition, on February 4, 2016, the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”) approved the publication of the German offer document in connection with the tender offer (the “offer document”). Diebold has published the offer document on February 5, 2016. The acceptance period for the tender offer expired at the end of March 22, 2016 (Central European Time), and a statutory additional acceptance period has begun on March 30, 2016, and will end on April 12, 2016, 24:00 hours (Central European Summer Time).

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROSPECTUS RELATING TO THE TENDER OFFER AND THE OFFER DOCUMENT, AS WELL AS OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC OR BAFIN OR PUBLISHED AT DIEBOLD’S WEBSITE AT WWW.DIEBOLD.COM UNDER THE INVESTOR RELATIONS SECTION, REGARDING THE PROPOSED BUSINESS COMBINATION AND THE TENDER OFFER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the prospectus relating to the tender offer, an English translation of the offer document, and other related documents filed by Diebold with the SEC on the SEC’s website at www.sec.gov. The prospectus relating to the tender offer and other documents relating thereto may also be obtained for free by accessing Diebold’s website at www.diebold.com under the Investor Relations section. You may obtain a free copy of the offer document on BaFin’s website at www.bafin.de, and, along with an English translation thereof, at Diebold’s website at www.diebold.com under the Investor Relations section. Further, you may obtain a copy of the offer document free of charge from Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Germany, or by e-mail to dct.tender-offers@db.com or by telefax to +49 69 910 38794.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Wincor Nixdorf or Diebold. Terms and further provisions regarding the tender offer are disclosed in the offer document, which was published on February 5, 2016, and in related documents filed or that will be filed with the SEC. Investors and holders of Wincor Nixdorf shares, or of such instruments conferring a right to directly or indirectly acquire Wincor Nixdorf shares, are strongly encouraged to read the prospectus relating to the tender offer, the offer document and all documents in connection with the tender offer because these documents contain important information.

No offering of Diebold shares will be made except by means of a prospectus meeting the requirements of section 10 of the U.S. Securities Act of 1933, as amended, and a German offer document in accordance with applicable European regulations, including the German Securities Acquisition and Takeover Act and the German Securities Prospectus Act (Wertpapierprospektgesetz). Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the tender offer would not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2016

DIEBOLD, INCORPORATED

By	/s/ Christopher A. Chapman
Name: Christopher A. Chapman
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment, dated as of May 6, 2016, by and among Diebold, Incorporated and the subsidiary borrowers party thereto, as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.